UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 10, 2013

PHARMACYCLICS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-26658	94-3148201
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

995 E. Arques Avenue, Sunnyvale, California		94085-4521
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (408) 774-0330

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 9, 2013, Pharmacyclics, Inc. (the “Company”) made the following promotions: Jesse McGreivy, MD, to Chief Medical Officer; Darrin Beaupre, MD, to Vice President of Clinical Medicine and Early Development; Thorsten Graef, MD, to Vice President of Clinical Science; and Betty Chang, Ph.D., to Vice President of Research/Biology.

Also on July 9, 2013, David Loury, Ph.D., was appointed to the position of Executive Vice President of Toxicology and will no longer hold the position of Chief Scientific Officer; Lori Kunkel, MD, will remain with the Company and will no longer hold the position of Chief Medical Officer; and Joe Buggy, Ph.D., announced his intention to resign as the Company’s Vice President of Research, and will remain with the Company for an indefinite period of time at the Company’s request.

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

July 10, 2013

PHARMACYCLICS, INC.

By:	/s/ Joshua T. Brumm
Name: Joshua T. Brumm
Title: Executive Vice President, Finance